UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 23, 2014
Date of Report (Date of earliest event reported)

_________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of American Realty Capital Properties, Inc. (the “Company”) was held on January 23, 2014 (the “Special Meeting”). Set forth below are the voting results from the Special Meeting.

1.	To approve the issuance of shares of Company common stock to the stockholders of Cole Real Estate Investments, Inc. (“Cole”), pursuant to the Agreement and Plan of Merger, dated as of October 22, 2013 (the “Merger Agreement”), by and among the Company, Clark Acquisition, LLC and Cole.

For	Against	Abstain	Broker Non-Votes
118,816,830	384,907	1,838,232	0

2.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Company common stock to Cole stockholders pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
112,783,507	6,287,405	1,969,057	0

No other proposals were submitted to a vote of the Company’s stockholders at the Special Meeting.

Item 8.01. Other Events.

On January 23, 2014, the Company and Cole issued a joint press release announcing that the Company stockholders approved the issuance of shares of Company common stock to Cole stockholders pursuant to the Merger Agreement and Cole stockholders approved the merger and the other transactions contemplated by the Merger Agreement.

A copy of such joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Joint Press Release issued by the Company and Cole, dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: January 23, 2014

By: /s/ Nicholas S. Schorsch

Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the

Board of Directors